CONSULTING AGREEMENT

This  Agreement  is  made as of this February 27, 2001, by and between MLM WORLD
NEWS TODAY, Inc., ("Company") a Nevada Corporation whose primary business address is 3633 Camino del Rio South, Suite #107, San Diego, CA 92108, and EDUCO International Associates ("Consultant") whose primary business address is Walker House, Mary Street, Suite 265, Grand Cayman, Grand Cayman Islands.

WHEREAS, the Company is engaged in the business of providing News and Information, regarding the Multi-level Marketing Industry, and a business opportunity, to the over 220 million Network Marketers Worldwide via its Web Site(s).

WHEREAS, the Company is seeking to capture a substantial market share in the country of Japan.

WHEREAS, the Consultant possesses unique knowledge, capabilities and understanding of the Japanese culture, and will act as a liaison to provide Japanese Cultural Integration & Development, and Business to Business Strategy for the Company.

WHEREAS, the Company wishes to retain the services of the Consultant on the following terms and conditions:

1. The Company hereby retains the services of the Consultant for a period of one (1) year commencing March 1, 2001 and terminating March 1, 2002. In exchange for the Consulting Services (as that term is defined herein), the Consultant shall receive 1,500,000 shares of "MLMS" common stock (the "shares") to be issued to Mr. LeRoy Willoughby, Director of EDUCO. The Company agrees to register the shares for resale in a registration statement on form S-8 in March of 2001.

2. The Consultant shall, employing his best efforts, provide the Company the following:
a.     Act as a liaison to spearhead the business growth of the Company in Japan
b. Establish Japanese business, cultural and language resources to management and the marketing efforts of the Company
c. Translation of the Company's business, sales and marketing materials into Japanese.
d. Expand upon and cultivate Japanese business contacts in the U.S. as well as Japan
e.     Coordinate  compliance  with  all  Japanese government  regulatory issues
f.     Act  as liaison for Japanese business meetings held in the U.S. and Japan
g.     Instruction  and  training  in  language  and  culture
h.     Act  as  the  Company's  primary  "Asian"  liaison  as  necessary

3. The Consultant shall be an Independent Contractor and not an Employee. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO CREATE AN EMPLOYER-EMPLOYEE RELATIONSHIP BETWEEN THE COMPANY AND THE CONSULTANT. The Consultant is responsible and liable for the methods by which he performs the services specified herein and for payment of all applicable federal, state and local taxes. The Consultant shall have no right or authority to assume or create any obligations or responsibilities, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude the Consultant from pursuing other consulting projects.

4. The Company agrees to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorney's fees and expenses), to which such Indemnified Party may become subject as a result of performing any act, or omitting to perform any act, contemplated to be performed by the Consultant pursuant to this Agreement if such act or omission did not violate the provisions of this Agreement.

5. This Agreement shall be binding upon the Company and the Consultant and their successors and/or assigns.

6. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby: and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

7. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof shall be binding unless executed in writing by both parties hereto nor shall waiver constitute a continuing waiver.

8. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

9. The parties agree that should any dispute arise in the administration of this Agreement, that the agreement shall be governed and construed by the Laws of the State of California.

10. This Agreement contains the entire agreement between the Parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understanding, agreement or correspondence between the Parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.


/s/ James Frans
MLM  WORLD  NEWS  TODAY


/s/ LeRoy Willoughby
Mr.  LeRoy  Willoughby,  Director  of  EDUCO